Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of October 23, 2008, is made by and among Peplin, Inc., a Delaware corporation, with headquarters located at 6475 Christie Avenue, Emeryville, California 94608 (the “Company”), and the several investors listed on Schedule I hereto (each an “Investor,” and collectively, the “Investors”).

WHEREAS, the Company has agreed to issue and sell to the Investors, and the Investors have agreed to purchase from the Company, an aggregate of 3,980,259 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and certain warrants (the “Warrants”) to purchase up to and aggregate of 1,326,753 shares (the “Warrant Shares”) of Common Stock, all upon the terms and conditions set forth in the Stock Subscription and Registration Rights Agreement, dated as of the date hereof, among the Company and the investor parties thereto (the “Subscription Agreement”);

WHEREAS, in addition to the Shares purchased pursuant to the Subscription Agreement, the Investors have previously purchased and currently hold, and may purchase and hold in the future, other shares of Common Stock in transactions exempt from the registration requirements of the Securities Act (any and all such other shares, whether now owned or hereafter acquired by the Investors being collectively referred to herein as the “Additional Shares”);

WHEREAS, in connection with their purchase of the Shares and the Warrants, the Investors desire to receive, and the Company desires to grant, certain registration rights in addition to those contained in the Subscription Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

Section 1. Registration Rights. The Company will perform and comply with each of the following provisions as are applicable to it. Each holder of Registrable Shares will perform and comply with each of the following provisions as are applicable to such holder.

1.1. Demand Registration.

1.1.1. Form S-3 Demand. If at any time when it is eligible to use a Registration Statement on Form S-3, or any successor form adopted under the Securities Act and permitting the resale of restricted securities on a delayed or continuous basis, the Company receives a written request from any Investor or Investors holding Registrable Shares then outstanding that the Company file a Registration Statement on Form S-3 or such successor form with respect to outstanding Registrable Shares then held by such Investor(s) having an anticipated aggregate offering price, net of Selling Expenses, of at least $5,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Investors other than the Initiating Investors; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Registration Statement on Form S-3, or any successor form under the Securities Act, covering all Registrable Shares requested to be included in such Registration Statement by any other Investors, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 1.1.4.

1.1.2. Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Section 1.1 will be borne by the Company; provided, however, that the Company shall not bear the costs and expenses of brokerage fees or transfer taxes for any Investor, or the fees and expenses of any attorneys, accountants or other representatives retained by any holder(s) of Registrable Shares other than the reasonable fees and expenses incurred by a single law firm (“Selling Investor Counsel”), the fees of such counsel not to exceed $10,000 in connection with the first registration pursuant to Section 1.1.1 and not to exceed $5,000 for any subsequent registration, selected by such holder(s) in connection with such law firm’s representation of such holder(s) in any registration effected in compliance with this Section 1.1. All Selling Expenses relating to the securities registered on behalf of the Investors shall be borne by the holders of the registered securities included in any registration statement pursuant to Section 1.1.1 pro rata on the basis of the number of shares so registered.

1.1.3. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1.1 that the holders of the Registrable Shares shall furnish to the Company such information regarding them, the Registrable Shares held by them, and the method of distribution of such securities as the Company shall reasonably request and as shall be required in order to effect any registration by the Company pursuant to this Section 1.1 and the refusal to furnish such information by any holder of Registrable Shares shall relieve the Company of its obligations in this Section 1.1 with respect to such holder and the applicable Registration Statement.

1.1.4. Blackout Period. Notwithstanding the foregoing obligations, if the Company furnishes to the Investors requesting a registration pursuant to this Section 1.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such Registration Statement to either become effective or remain effective for as long as such Registration Statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than ninety (90) days after the request of the Initiating Investors is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such ninety (90) day period other than pursuant to (A) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (B) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Shares; or (C) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.1.5. Limitations on Demand Rights. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 1.1.1 (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith reasonable best efforts to cause such Registration Statement to become effective; (ii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (iii) if the Company is not eligible to use Form S-3 for such offering; or (iv) if the Company has effected two registrations pursuant to Section 1.1.1 within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 1.1.5 until such time as the applicable Registration Statement has been declared effective by the SEC, unless the Initiating Investors withdraw their request for such registration, in which case such withdrawn Registration Statement shall be counted as “effected” for purposes of this Section 1.1.5.

1.2. Piggyback Registration Rights.

1.2.1. General. Each time the Company proposes to register any shares of Common Stock under the Securities Act, on a form which would permit registration of Registrable Shares for sale to the public, for sale in a public offering, the Company will promptly give notice to all holders of Registrable Shares of its intention to do so. Any such holder may, by written response delivered to the Company within twenty (20) days after receipt of such notice, request that some or all of the Registrable Shares held by such holder be included in such registration. The Company thereupon will use its reasonable best efforts to cause to be included in such registration under the Securities Act, all Registrable Shares which the Company has been so requested to register by such holders, to the extent required to permit the disposition (in accordance with the methods to be used by the Company or other holders of shares of Common Stock in such public offering) of the Registrable Shares to be so registered. No registration of Registrable Shares effected under this Section 1.2 shall relieve the Company of any of its obligations to effect the registration of Registrable Shares pursuant to Section 1.1 hereof. The Company may withdraw, suspend or terminate any registration covered by this Section 1.2 at any time (subject, in the case of any registration also covered by Section 1.1 hereof, to any limitations set forth therein).

1.2.2. Excluded Transactions. The Company shall not be obligated to effect any registration of Registrable Shares under this Section 1.2 incidental to the registration of any of its securities in connection with:

(a)        Any registration statement that is filed to effect (but not to finance) the registration of shares relating to employee benefit plans or dividend reinvestment plans;

(b)        Any registration statement that is filed relating to the acquisition or merger after the date hereof by the Company or any of its Subsidiaries of or with any other businesses (but not to finance such acquisition or merger); or

(c)        Any registration statement which is filed to register the rights of the Shares and Warrant Shares pursuant to Section 5 of the Subscription Agreement.

1.2.3. Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Section 1.2 will be borne by the Company; provided, however, the Company shall not bear the costs and expenses of brokerage fees or transfer taxes for any Investor, or Selling Expenses, other than the reasonable fees and expenses incurred by Selling Investor Counsel in connection with such law firm’s representation of such holder(s) in any registration effected in compliance with this Section 1.2, such legal fees and expenses not to exceed $10,000 pursuant to the first registration pursuant to Section 1.2.1, and $5,000 for any subsequent registration.

1.2.4. Additional Procedures. Each holder of Registrable Shares participating in any public offering pursuant to this Section 1.2 shall take all such actions and execute all such documents and instruments that are reasonably requested by the Company to effect the sale of their Registrable Shares in such public offering, including, without limitation, being parties to the underwriting agreement entered into by the Company and any other selling stockholders in connection therewith and being liable severally (as to itself) and not jointly in respect of the representations and warranties by, and the other agreements (including without limitation customary selling stockholder representations, warranties, indemnifications and “lock-up” agreements) of such holder for the benefit of the underwriters; provided, however, that (a) with respect to individual representations, warranties, indemnities and agreements of selling holders of Registrable Shares in such public offering, the aggregate amount of such liability shall not exceed such holder’s net proceeds from such offering and (b) to the extent selling holders of Registrable Shares give further representations, warranties and indemnities, then with respect to all other representations, warranties and indemnities of sellers of Registrable Shares in such public offering, the aggregate amount of such liability shall not exceed the lesser of (i) such holder’s pro rata portion of any such liability, in accordance with such holder’s portion of the total number of Registrable Shares included in the offering or (ii) such holder’s net proceeds from such offering, provided, that no selling holder of Registrable Shares shall have any liability with respect to representations, warranties and indemnities given by any other holder of Registrable Shares, and any selling holder shall be entitled to withdraw from any public offering to the extent that any underwriter, as a condition to participation in such Public Offering, requires such selling holder to give representations that relate to any matters other than the ownership of securities of the Company by such selling holder, such selling holder’s authority to participate in such public offering and the legality of such holder’s participation in such public offering or assume any other obligations with respect to such public offering that are not reasonable and customary in the light of the circumstances.

1.3. Certain Other Provisions.

1.3.1. Underwriter’s Cutback in connection with a Piggyback Registration. In connection with any registration of shares of Common Stock pursuant to an underwritten offering (other than any underwritten offering initiated by the Investors under Section 1.1 of this Agreement), the underwriter may determine that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares of Common Stock to be underwritten. Notwithstanding any contrary provision of Section 1.2 hereof, and subject to the terms of this Section 1.3.1, the underwriter may exclude all Registrable Shares from, or limit the number of Registrable Shares to be included in, such registration. Upon receipt of notice from the underwriter of the need to exclude, or reduce the number of, Registrable Shares to be included in the registration, the Company shall advise all holders of Common Stock that would otherwise be registered and underwritten in such registration, and the number of shares of Common Stock, including Registrable Shares, that may be included in the registration shall be allocated:

(a)        first, (i) to the Company and, (ii) if the registration is pursuant to a demand request made by a third party, to the holders making the demand request;

(b)        second, pari passu to the holders of Registrable Shares and other holders, if any, of shares of Common Stock having registration rights that are pari passu with the rights of the holders of the Registrable Shares hereunder; provided, however, that no Registrable Shares requested to be included in the registration by a holder shall be excluded from the registration until all shares proposed to be registered by the Company’s founders, officers, directors or employees are excluded from the registration; and

(c)        third, to any others requesting registration of securities of the Company pursuant to piggyback registration rights that are junior to the rights provided to the holders of Registrable Shares hereunder;

provided, however, that if the Company has, prior to the date hereof, or after the date hereof, granted registration rights which are to be treated on an equal basis with Registrable Shares for the purpose of the exercise of the underwriter cutback, the registration rights granted to the holders of any such shares of Common Stock shall be treated on an equal basis with Registrable Shares for purposes of this underwriting cutback. No securities excluded from the underwriting by reason of the underwriter’s marketing limitation shall be included in such registration. Upon delivery of a written request that Registrable Shares be included in an underwritten offering pursuant to Section 1.2.1 hereof, the holder thereof may not thereafter elect to withdraw therefrom without the written consent of the Company and the holders of at least 50% of the Registrable Shares to be included in such registration, unless 50% or more of the Registrable Shares it requested to be included in such registration are subject to an underwriter cutback, or any underwriter, as a condition to participation in such public offering, requires such holder to give representations that relate to any matters other than the ownership of securities of the Company by such holder, such holder’s authority to participate in such public offering and the legality of such holder’s participation in such public offering.

1.3.2. Registration Procedures. In connection with the Company’s obligations under Section 1.1 and 1.2 hereof to use its reasonable best efforts to effect a registration of any Registrable Shares, the Company shall take appropriate and customary actions in furtherance thereof, including, without limitation:

(a)        promptly filing with the SEC a Registration Statement and using reasonable best efforts to cause such registration statement to become effective;

(b)        (i) furnishing to each Investor copies of all documents filed with the SEC with respect to any Registration Statement filed pursuant to this Section 1.3.2 prior to their being filed with the SEC, and using reasonable best efforts to reflect in each such document, where appropriate, when such documents are so filed with the SEC, such comments as such Investors may reasonably propose, (ii) using reasonable best efforts to cause its officers and directors, counsel and certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of such Investor, to conduct a reasonable investigation within the meaning of the Securities Act, and (iii) notifying the Investors of any stop order issued or threatened by the SEC with respect to any registration statement filed pursuant to this Section 1.3.2 and use best efforts to prevent the entry of such stop order or to remove it if entered;

(c)        preparing and filing with the SEC such amendments and supplements to any Registration Statement filed pursuant to this Section 1.3.2 and any prospectuses used in connection therewith as may be required to comply with the Securities Act and to keep such Registration Statement effective for a period of two hundred seventy (270) days from the date of effectiveness or, if earlier, until the distribution contemplated in the Registration Statement has been completed, (ii) respond as promptly as possible to any comments received from the SEC with respect to such registration statement or any amendment thereto and as promptly as possible provide the Investors true and complete copies of all correspondence from and to the SEC relating to such registration statement (other than correspondence containing material nonpublic information); and (iii) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Shares covered by such registration statement as so amended or in such Prospectus as so supplemented;

(d)        using its reasonable best efforts to register or qualify such Registrable Shares under the state securities or “blue sky” laws of such jurisdictions as the sellers shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it would not otherwise be so subject;

(e)        notifying the Investors as promptly as practicable (i) when the SEC notifies the Company whether there will be a “review” of a Registration Statement filed pursuant to this Section 1.3.2 and whenever the SEC comments in writing on such Registration Statement; and (ii) when a Registration Statement filed pursuant to this Section 1.3.2, or any post-effective amendment or supplement thereto, has become effective, and after the effectiveness thereof: (A) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or prospectus or for additional information; (B) of the issuance by the SEC or any state securities commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose; and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Shares for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

(f)        notifying the Investors as promptly as possible of the happening of any event as a result of which the prospectus included in or relating to a Registration Statement filed pursuant to this Section 1.3.2 contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and, thereafter, the Company will as promptly as possible prepare (and, when completed, give notice to each Investor) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by the Company, the Investors will not offer or sell Registrable Shares pursuant to the Registration Statement until the Company has notified the Investors that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to the Investors (it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company’s obligation to as promptly as possible prepare a prospectus amendment or supplement as above provided in this Section 1.3.2(f) and deliver copies of same as above provided in Section 1.3.2(f) hereof);

(g)        upon the occurrence of any event described in Section 1.3.2(f) hereof, as promptly as possible, preparing a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and filing any other required document so that, as thereafter delivered, neither the Registration Statement nor such prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

(h)        as promptly as possible furnishing to each selling Investor, without charge, such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, Prospectus amendments and supplements) as each such selling Investor may reasonably request in order to facilitate the disposition of the Registrable Shares covered by such prospectus and any amendment or supplement thereto. The Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling Investors in connection with the offering and sale of the Registrable Shares covered by such prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations;

(i)        if such registration is an underwritten public offering, furnishing to each underwriter of such public offering (A) an opinion of the counsel representing the Company for purposes of such registration, dated as of the closing under the underwriting agreement with respect to both the effective date of the applicable Registration Statement and the date of the closing under the underwriting agreement, and (B) a “cold comfort” letter, dated the date of the closing under the underwriting agreement with respect to both the effective date of the applicable Registration Statement and the date of the closing under the underwriting agreement signed by the independent certified public accountants who have certified the Company’s financial statements included in such Registration Statement.

(j)        if such registration includes an underwritten public offering initiated by the Investors, (A) entering into and performing its obligations under an underwriting agreement, in usual and customary form with the managing underwriter of such offering and (B) to the extent reasonably requested by the managing underwriter for the offering or the selling Investors, taking customary efforts to sell the securities being offered, and cause such steps to be taken as to ensure such good faith participation of senior management officers of the Company in “road shows” as is customary.

1.3.3. Lock-Up. If, in connection with any public offering, the Company or the underwriters managing such public offering request that the holders of the Registrable Shares enter into a “lock-up” agreement with respect to the Registrable Shares held by them, the holders of the Registrable Shares agree to act in a commercially reasonable manner in considering and responding to any such request. .

1.3.4. Selection of Underwriters and Counsel. The underwriters and legal counsel to be retained in connection with any public offering contemplated by Section 1.2 hereof shall be selected by the Board.

1.3.5. Transfer of Registration Rights. Each Investor may assign or transfer any or all of its rights hereunder to (i) any Affiliate of an Investor, (ii) any subsidiary, parent, partner, retired partner, limited partner, shareholder or member of an Investor or (iii) any family member or trust for the benefit of any Investor, or (iv) any transferee who, after such transfer, holds at least 25% of the Registrable Shares (as adjusted for any stock dividends, stock splits, combinations and reorganizations and similar events) originally issued to such transferring or assigning Investor. Notwithstanding the foregoing, such rights may only be transferred or assigned provided that all of the following additional conditions are satisfied: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement; and (c) the Company is given written notice by such transferring or assigning Investor of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Shares with respect to which such rights are being transferred or assigned. Upon any such, and each successive, assignment or transfer to any permitted assignee or transferee in accordance with the terms of this Section 1.3.5, such permitted assignee or transferee shall be deemed to be an “Investor” for all purposes of this Agreement.

1.4. Indemnification and Contribution.

1.4.1. Indemnities of the Company. The Company agrees to indemnify each holder of Registrable Shares, its officers, directors and agents and each person who “controls” such holder within the meaning of the Securities Act and the Exchange Act (each, an “Indemnified Holder”), against losses, claims, damages, including amounts incurred in settlement, liabilities and expenses arising out of, based upon any untrue statement or alleged untrue statement of a material fact in this Agreement or any Registration Statement covering the Registrable Shares or any prospectus which forms a part of such Registration Statement or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, and in the case of a prospectus, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission contained in any Registration Statement covering the Registrable Shares or any prospectus which forms a part of such Registration Statement that is based upon information furnished in writing to the Company by such Indemnified Holder or its representative expressly for the use therein.

1.4.2. Indemnities to the Company. Each holder of Registrable Shares participating in a registration agrees to indemnify, severally and not jointly, the Company, its directors, officers and agents and each person who “controls” the Company (within the meaning of the Securities Act and the Exchange Act) against losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact in any Registration Statement covering the Registrable Shares or any prospectus which forms a part of such Registration Statement or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, and in the case of a prospectus, in light of the circumstances under which they were made, not misleading, to the extent, and only to the extent, that any such loss, claim, damage, liability or expense arises out of, is based upon or results from any untrue statement or omission based upon, in reliance on and in conformity in all material respects with, information furnished in writing to the Company by such holder or its representative expressly for use therein. In no event shall the liability of any selling holder of Registrable Shares hereunder be greater in amount than the dollar amount of the net proceeds received by such holder upon the sale of the Registrable Shares giving rise to such indemnification obligation.

1.4.3. Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will: (i) give prompt written notice to the indemnifying party after the receipt by the indemnified party of a written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party will claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding Section 1.4.1 or Section 1.4.2, as applicable, except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice, and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will be required to consent to the entry of any judgment or to enter into any settlement, unless such judgment or settlement is solely for monetary damages and includes an unconditional release from all liability in respect of such claim or litigation in favor of the indemnifying party. Any indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel in any one jurisdiction for all parties indemnified by such indemnifying party with respect to such claim.

1.4.4. Contribution. If for any reason the indemnification provided for in Section 1.4.1 or 1.4.2, as applicable, is unavailable to an indemnified party as contemplated by such section, then the indemnifying party, in lieu of indemnification, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations; provided, however, that in no event shall the liability of any holder of Registrable Shares under this Section 1.4.4 be greater in amount than the dollar amount of the net proceeds received by such holder upon the sale of the Registrable Shares giving rise to such indemnification obligation.

1.5. Reports Under Exchange Act. In order to provide to the holders of Registrable Shares the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit any such holder to sell securities of the Company to the public without registration, and in order to make it possible for the sale of Registrable Shares to be registered pursuant to a registration on Form S-3 or any successor form if the Company is then otherwise eligible to use such form, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b)        file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)        furnish to any holder of Registrable Shares, so long as the holder owns any Registrable Shares, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act and (ii) a copy of the most recent annual or quarterly report of the Company filed with the SEC and such other reports and documents so filed by the Company.

provided, however, the Company shall have no obligation under this Section 1.5 until such time as it is a reporting company under the Exchange Act.

Section 2. Termination. No holder of Registrable Shares shall be entitled to exercise any right provided for in Section 1 after five (5) years following the consummation of the Company’s Initial Public Offering.

Section 3. Definitions. For the purposes of this Agreement, the following terms have the meanings below:

“Additional Shares” shall have the meaning set forth in the Preamble hereof.

“Affiliate” shall mean, with respect to the Company or any of its Subsidiaries (or any other specified Person), any other Person which, directly or indirectly controls or is controlled by or is under direct or indirect common control with the Company or such Subsidiary (or such specified Person), and, without limiting the generality of the foregoing, shall include (a) any other Person which beneficially owns or holds 10% or more of any class of voting securities of such Person or 10% or more of the equity interest in such Person, (b) any other Person of which such Person beneficially owns or holds 10% or more of any class of voting securities or in which such Person beneficially owns or holds 10% or more of the equity interest in such Person and (c) any director or executive officer of such Person. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” shall have the meaning set forth in the first paragraph of this Agreement.

“Board” shall mean the Board of Directors of the Company.

“Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of New York and in Brisbane, Australia are authorized or required by law or other governmental action to close.

“Common Stock” shall have the meaning set forth in the Preamble hereof.

“Company” shall have the meaning set forth in the Preamble hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as in effect from time to time.

“Indemnified Holder” shall have the meaning set forth in Section 1.4.1 hereof.

“Initial Public Offering” shall mean the first public offering and sale of primary shares of Common Stock by the Company for cash pursuant to an effective registration statement under the Securities Act.

“Initiating Investor” means any Investor who, whether individually or collectively with other any other Investor(s), properly initiates a registration request under this Agreement.

“Investors” shall have the meaning set forth in the Preamble hereof.

“Majority Holders” shall mean, as of any date, the holder(s) of a majority of the Registrable Shares outstanding on such date.

“Person” shall mean any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Registrable Shares” means, at the relevant time of reference thereto, the Shares, Warrant Shares and any and all Additional Shares (including any shares of capital stock that may be issued in respect thereof pursuant to a stock split, stock dividend, recombination, reclassification or the like), provided, however, that the term “Registrable Shares” shall not include any of the Shares, Warrant Shares or Additional Shares that are (i) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (iii) transferred in a transaction pursuant to which the registration rights are not also assigned in accordance with Section 1.3.5 hereof, or (iv) with respect to each Investor, all such shares held by such Investor become eligible for sale under Rule 144 during any one ninety (90) day period.

“Registration Statement” (whether or not capitalized) shall mean any registration statement of the Company filed with the SEC on the appropriate form pursuant to the Securities Act which covers any Registrable Shares pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, all exhibits thereto and all materials incorporated by reference therein.

“Rule 144” shall mean Rule 144 under the Securities Act (or any successor Rule).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as in effect from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Shares, and fees and disbursements of counsel for any Investor, except for the fees and disbursements of the Selling Investor Counsel borne and paid by the Company as provided in Sections 1.1.2 and 1.2.3.

“Shares” shall have the meaning set forth in the Preamble hereof.

“Subscription Agreement” shall have the meaning set forth in the Preamble hereof.

“Subsidiary” shall mean, for any Person, (i) a corporation a majority of whose voting stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, (ii) a partnership in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its Subsidiary is entitled to receive more than 50% of the assets of such partnership upon its dissolution, (iii) a limited liability company, a majority of whose membership interests is, at the time, directly or indirectly owned by such Person or with respect to which such Person has a right, under any scenario, to receive 50% or more of the distributions of the assets of such limited liability company upon its dissolution, or (iv) any other Person (other than a corporation or partnership) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (a) at least a majority ownership interest or (b) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Warrants” shall have the meaning set forth in the Preamble hereof.

“Warrant Shares” shall have the meaning set forth in the Preamble hereof.

Section 4. Governing Law; Jurisdiction; Jury Trial Waiver. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States federal and state courts located in the State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY. If either party shall commence a Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

Section 5. Counterparts; Signatures by Facsimile. This Agreement may be executed in several counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 6. Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

Section 7. Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

Section 8. Entire Agreement. This Agreement, together with any exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 9. Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 10. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this section prior to 6:30 p.m. (New York Time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this section on a day that is not a Business Day or later than 6:30 p.m. (New York Time) on any Business Day, (iii) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	David J.B. Smith
Secretary and Chief Financial Officer
Peplin, Inc.
6475 Christie Avenue
Emeryville, CA 94608
Fax: (510) 653-9704

With a copy to:	B. Shayne Kennedy
Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626
Fax: (714) 755-8290

All correspondence to the Investors shall be sent to such Investors at their respective address set forth on Schedule I.

Each party will provide written notice to the other parties of any change in its address in accordance with the notice provisions hereof.

Section 11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Investors may not assign this Agreement without the prior written consent of the Company, which may be given in its sole discretion.

Section 12. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 13. Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 14. No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 15. No Limitation Additional Registrations. Subject to the Company’s obligations under Section 1.2, nothing in this Agreement shall limit, in any respect, the Company’s ability to (i) file one or more registration statements with the Commission, registering the resale of any other securities of the Company that are, or may become, outstanding, or (ii) include such other securities on any such other registration statement.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the undersigned Investor have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

PEPLIN, INC.

By:	/s/ David J.B. Smith
	Name:	David J.B. Smith
	Title:	Chief Financial Officer and Secretary

[Signature page to Registration Rights Agreement]

INVESTORS:

GBS VENTURE PARTNERS PTY LTD (54 072 515 247) AS TRUSTEE FOR GBS BIOVENTURES IV

By:	/s/ Geoff Brooke
	Name:	Geoff Brooke
	Title:	Managing Director

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MPM BIOVENTURES IV-QP, L.P.

By: MPM BIOVENTURES IV GP LLC, its General Partner
By: MPM BIOVENTURES IV LLC, its Managing Member

By:	/s/ James Scopa
	Name:	James Scopa
	Title:	Member

MPM BIOVENTURES IV GMBH & CO. BETEILIGUNGS KG

By: MPM BIOVENTURES IV GP LLC, in its capacity as the Managing Limited Partner
By: MPM BIOVENTURES IV LLC, its Managing Member

By:	/s/ James Scopa
	Name:	James Scopa
	Title:	Member

MPM ASSET MANAGEMENT INVESTORS BV4 LLC

By:	MPM BIOVENTURES IV LLC, its Manager

	Name:	/s/ James Scopa
	Title:	Member

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NEW ENTERPRISE ASSOCIATES 12, LIMITED PARTNERSHIP

By: NEA Partners 12, Limited Partnership, its general partner
By:	NEA 12 GP, LLC, its general partner

Name:	/s/ Charles W. Newhall, III
Title:	Manager

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ORBIS MIS-ORBIS/SM AUSTRALIA EQUITY FUND

By: its Investment Manager, Orbis Investment Management (Australia) Pty Ltd.
Name:	/s/ Simon Marais
Title:	Chief Executive Officer

INTECH AUSTRALIAN SHARES HIGH ALPHA TRUST

By: its Investment Manager, Orbis Investment Management (Australia) Pty Ltd.
Name:	/s/ Simon Marais
Title:	Chief Executive Officer

WARAKIRRI ENDEAVOUR FUND

By: its Investment Manager, Orbis Investment Management (Australia) Pty Ltd.
Name:	/s/ Simon Marais
Title:	Chief Executive Officer

CONSTRUCTION AND BUILDING UNION SUPERANNUATION FUND

By: its Investment Manager, Orbis Investment Management (Australia) Pty Ltd.
Name:	/s/ Simon Marais
Title:	Chief Executive Officer

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ASIA UNION INVESTMENTS PTY LTD.

By:	/s/ Chris Abbot
	Name:	Chris Abbot
	Title:	Director

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SCHEDULE I

SCHEDULE OF INVESTORS

Investor Name and Address

MPM BIOVENTURES IV-QP, L.P.

The John Hancock Tower

200 Clarendon Street, 54th Floor

Boston, MA 02116

MPM BIOVENTURES IV GMBH & CO. BETEILUNGS KG

The John Hancock Tower

200 Clarendon Street, 54th Floor

Boston, MA 02116

MPM ASSET MANAGEMENT INVESTORS BV4 LLC

The John Hancock Tower

200 Clarendon Street, 54th Floor

Boston, MA 02116

NEW ENTERPRISE ASSOCIATES 12, LIMITED PARTNERSHIP

New Enterprise Associates

1119 St. Paul Street

Baltimore, MD 21202

Attention: Office of General Counsel

New Enterprise Associates

2490 Sand Hill Road

Menlo Park, CA 94025

Attention: Jake Nunn

ASIA UNION INVESTMENTS PTY LTD.

20 Rosemount Ave.

Wollaraha

Trellarny Street

Sydney, NSW 2000

GBS VENTURE PARTNERS PTY LTD (54 072 515 247) AS TRUSTEE FOR GBS BIOVENTURES IV

Harley House

Level 5

Melbourne VIC 3000

Australia

ORBIS MIS – ORBIS/SM AUSTRALIA EQUITY

Level 2, Challis House

4-10 Martin Place

Sydney NSW 2000

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WARAKIRRI ENDEAVOUR FUND

Level 2, Challis House

4-10 Martin Place

Sydney NSW 2000

CONSTRUCTION AND BUILDING UNION SUPERANNUATION FUND

Level 2, Challis House

4-10 Martin Place

Sydney NSW 2000

INTECH AUSTRALIAN SHARES HIGH ALPHA TRUST

Level 2, Challis House

4-10 Martin Place

Sydney NSW 2000

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